Exhibit 10.16
SECOND AMENDMENT TO LEASE
AND ASSIGNMENT OF LEASE
THIS SECOND AMENDMENT TO LEASE AND ASSIGNMENT OF LEASE (“Second Amendment”) is made as of March 7, 2008 (the “Effective Date”), by and among TRANSWESTERN GREAT LAKES, L.P., a Delaware limited partnership (“Landlord”), and VOYAGER LEARNING COMPANY, a Delaware corporation (“Assignor”), formerly known as ProQuest Company, and PROQUEST LLC, a Delaware limited liability company (“Tenant”).
WHEREAS, Landlord and Assignor are parties to a written lease dated November 10, 2004 (the “Original Lease”), as modified by that certain letter agreement dated March 8, 2005, that certain First Amendment to Lease dated November 16, 2005 (the “First Amendment”), and that certain Commencement Letter dated April 21, 2006 (the “Commencement Letter”, and collectively, the “Lease”), for the lease of approximately 111,748 rentable square feet of office space and 19,213 rentable square feet of lower level space in the office building located at 789 Eisenhower Parkway, Ann Arbor, Michigan (the “Building”); and
WHEREAS, Assignor desires to assign, transfer, sell, and convey to Tenant all of Assignor’s right, title and interest in and to the Lease, and Tenant desires to assume the due and full performance of Assignor’s obligations and duties under the Lease; and
WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenant and conditions hereinafter contained, Landlord and Tenant hereby agree as follows:
1.	Assignment of Lease.
a. Assignment. Effective as of the Effective Date, Assignor does hereby assign, transfer, set over and deliver unto Tenant all of Assignor’s right, title and interest in and to and under the Lease, together with all of the right, title and interest of the Assignor in and to any improvements utilized in connection with the Premises (the “Assignment:”).
b. Acceptance. Effective as of the Effective Date, Tenant hereby accepts the foregoing Assignment of the Assignor’s rights in and to and under the Lease. Tenant hereby assumes and shall be responsible and liable for the performance and observance of all of the terms, covenants, conditions and agreements by the Assignor to be performed and observed under the Lease with respect to all periods as of and subsequent to the date hereof.
c. Consent. Landlord hereby consents to the Assignment, it being understood that Landlord does not hereby consent to any further assignment of the Tenant’s interest under the Lease or to any subletting of the Premises or any part thereof.

d. Release of Assignor.
(i) For purposes hereof, all references to “Landlord”, “Tenant” or “Assignor” means not only the named company or entity, but also each and all of such company’s past or present owners, members, partners, stockholders, successors, officers, directors, employees, representatives, managers, attorneys, subsidiaries, parent companies, affiliates, related companies, divisions and successor entities (and other directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries, affiliates and successor entities).
(ii) For purposes hereof, the term “Claims” means and includes all charges, claims, complaints, liabilities, obligations, promises, agreements, damages, claims with any government agency or department, statutory remedy, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of every kind, nature and description, whether known or unknown, suspected or unsuspected, and whether founded in fact, law or equity, liquidated or unliquidated, absolute or contingent, which Landlord or Tenant, as the case may be, now has, may have had or claimed to have, or hereafter may have or claim to have against Assignor arising out of or in connection with the Lease, the Building, any other document, instrument and/or dispute relating to any of the foregoing in any manner, or any act, omission, event, fact or other thing which existed or occurred prior to the Effective Date of this Second Amendment.
(iii) As a material inducement to Assignor to advance the cash sum of Eleven Million and no/100 Dollars ($11,000,000.00) to Tenant for the express benefit of Tenant and for Tenant to pay Landlord the Additional Fee, each of Landlord and Tenant irrevocably, absolutely and unconditionally releases and forever discharges Assignor from any and all “Claims,” as that term is defined in paragraph (ii), above. Landlord agreement to the foregoing release and discharge is conditioned upon Landlord’s actual receipt of the Additional Fee (as described in Paragraph 4 below) and the Letter of Credit (as described in Paragraph 3 below).
(iv) Landlord and Tenant each represents to Assignor and to each other that it has had the full opportunity to consult with counsel of its choice before signing this Second Amendment; that it has carefully read and fully understands all of the provisions of this Subparagraph 1(d); and that it is knowingly and voluntarily entering into this Second Amendment.
2. Early Termination Right. Tenant’s right to terminate the Lease Term as of the end of the eleventh (11th) Lease Year, as provided in Section 1.K of the Original Lease, is hereby deleted and shall be of no further force or effect. Accordingly, any reference in the Lease to the Early Termination, including but not limited to Section 2.B(iii) of the Original Lease, are hereby deleted.

3. Letter of Credit.
a. No later than the Effective Date, Tenant shall deposit with Landlord as security for the prompt, full, and faithful performance by Tenant of every term, covenant and condition of the Lease, an irrevocable letter of credit (“Letter of Credit”) payable in Chicago, Illinois, running in favor of Landlord issued by a bank reasonably acceptable to Landlord in the amount of Four Million Five Hundred Thousand and 00/100 Dollars ($4,500,000.00), and substantially in the form of Exhibit A attached hereto. Subject to the stepdown provisions described in Subparagraphs 3(c) and 3(d) below, the Letter of Credit shall be irrevocable for the term of the Lease and shall provide that it is automatically renewable for a period ending not earlier than June 30, 2021 (which is sixty (60) days after the expiration of the Lease Term) without any action whatsoever on the part of Landlord.
b. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than June 30, 2021, or the issuing bank notifies Landlord in writing (by certified/registered mail, return receipt requested or overnight courier) that it shall not renew the Letter of Credit, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided to June 30, 2021 upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord. However, (i) if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, (ii) or if Tenant fails to maintain the Letter of Credit in the amount and terms set forth in this Section, Tenant, at least thirty (30) days prior to the expiration of the Letter of Credit, or immediately upon its failure to comply with each and every term of this Section, must deposit with Landlord cash security in the amounts required by, and to be held subject to and in accordance with, all of the terms and conditions set forth herein, failing which the Landlord may present such Letter of Credit to the bank in accordance with the terms of this Section, and the entire sum secured thereby shall be paid to Landlord, to be held by Landlord as provided in this Section.
c. Provided that (i) there has been no Event of Default by Tenant that has continued beyond any applicable notice or cure period since the date hereof, and (ii) the “Minimum Financial Conditions” (defined below) have been achieved, then at any time after the applicable Review Date set forth in the schedule below, Tenant may amend the Letter of Credit to reduce the face amount of the Letter of Credit to the corresponding Reduced Letter of Credit Amount:

Review Date	Reduced Letter of Credit Amount
December 31, 2012	$3,000,000.00
December 31, 2013	$2,600,000.00
December 31, 2014	$2,200,000.00
December 31, 2015	$1,800,000.00
December 31, 2016	$1,400,000.00
December 31, 2017	$1,000,000.00

For purposes hereof, Tenant shall be deemed to have satisfied the “Minimum Financial Conditions” if Tenant has provided Landlord with audited financial statements of Tenant (and such other reasonably requested documentation) to verify that:
(i)	Tenant’s EBITDA is not less than $80 Million for the twelve-month period immediately preceding the applicable Review Date;

(ii)	Tenant’s Debt/EBITDA ratio, as defined in Tenant’s credit agreements and reported to Tenant’s lenders, is less than 4.0:1 as of the applicable Review Date; and

(iii)	Tenant shall not be in default beyond any applicable cure period under any loan or other financial obligation to a third party.
d. Provided that (i) there has been no Event of Default by Tenant that has continued beyond any applicable notice or cure period since the date hereof, and (ii) Tenant has achieved “Investment Grade Status” (defined below), then at any time after December 31, 2012, the requirement to maintain the Letter of Credit may be terminated at Tenant’s election. For purposes hereof, Tenant shall be deemed to have achieved “Investment Grade Status” if Tenant has received a rating of ‘BBB’ or higher by Standard and Poor’s or Fitch, or ‘Baa’ or higher by Moody’s. If Tenant does not obtain publicly rated debt, Tenant may seek a “Shadow Rating” by one of these agencies (or an alternate rating agency approved by Landlord in its sole discretion). If Tenant obtains a Shadow Rating equal to the levels stated above, Tenant shall be deemed to have achieved Investment Grade Status.
e. Tenant agrees that, if there shall be an Event of Default by Tenant under the Lease, after the expiration of any applicable notice or cure period, Landlord shall have the right to draw down, apply or retain the whole or any part of the Letter of Credit in an amount necessary to cure such default (the “Cure Amount”), including, without limitation the payment of (i) any Base Rent, Additional Rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord in Tenant’s behalf in accordance with the provisions of the Lease, and (iii) any sum which Landlord is required to expend by reason of Tenant’s default, or any loss or damage which Landlord may suffer or incur, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in the Lease. Tenant agrees that within five (5) days of receipt of notice of any such draw, use or application of the Cure Amount, Tenant shall provide Landlord with additional letter(s) of credit or cash collateral in an amount equal to the deficiency.
f. Tenant further agrees that, in addition to all of the rights and remedies provided to Landlord pursuant to the Lease, whether or not the Lease or Tenant’s right to possession hereunder has been terminated, in the event Tenant has filed (or there has been filed against Tenant) a petition for bankruptcy protection or other protection from its creditors under any applicable and available law, then Landlord may at once and without notice to Tenant be entitled to draw down upon the entire amount of the Letter of Credit (or apply any cash collateral) then available to Landlord and apply such resulting sums toward reimbursement to Landlord for any damages suffered by Landlord as a result of such default.

g. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by law (it being intended that Landlord shall not first be required to proceed against the collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.
h. In the event of a transfer of Landlord’s interest in the Building, Landlord shall have the right to (i) transfer the Letter of Credit to the transferee, or (ii) to require Tenant to cause the issuer of the Letter of Credit to deliver a valid and binding amendment changing the beneficiary of the Letter of Credit to the transferee, and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the Letter of Credit to a new Landlord. Tenant shall pay upon Landlord’s demand, as additional rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord’s sale or transfer of all or a portion of the Building; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit.
i. Tenant further covenants that it will not assign or encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
j. Within thirty (30) days after the later of (i) the expiration or earlier termination of the Lease, and (ii) the date Tenant completely vacates the Premises and Landlord has inspected same, Landlord shall return any remaining Letters of Credit to Tenant and execute any reasonable documentation requested by Tenant to effect the termination of the same.
4. Additional Fee to Landlord. In consideration for Landlord’s entry into this Second Amendment, on the Effective Date, Tenant shall pay to Landlord, by wire transfer of readily available funds, Two Million and 00/100 Dollars ($2,000,000.00) (the “Additional Fee”), such amount to be deemed to be additional rent due under the Lease.
5. Future Allowance. On May 1, 2017, Landlord shall provide to Tenant $281,365.00 (“Allowance”) for Tenant’s use for the purpose of redecorating, altering or remodeling the Premises. At Tenant’s election, the Allowance shall be paid to Tenant in the form of a check or as a credit against the installment(s) of Rent then coming due under the Lease. Any such work in the Premises shall be performed in accordance with the terms of the Lease for the performance of Alterations in the Premises.
6. Rentable Area of the Premises, the Building and the Lower Level Space. Tenant and Landlord hereby acknowledge and agree that, notwithstanding anything to the contrary contained in the Original Lease and the First Amendment: (a) the Rentable Area of the Building shall be deemed to be 111,748 square feet, (b) the Rentable Area of the Premises shall be deemed to be 111,748 square feet, and (c) the Lower Level Space shall be deemed to be 19,213 rentable square feet.
7. Phase II Project Costs. The paragraph immediately following the schedule of Base Rent in Section 1.B of the Original Lease and in the Commencement Letter, and Paragraph 12 of Exhibit D (Work Letter) of the Original Lease, are hereby deleted and shall be of no further force and effect. Tenant and Landlord hereby acknowledge and agree that the Phase II Project Cost exceeded $20,000,000 and therefore Tenant is not entitled to a Savings (as defined in Exhibit D).

8. Miscellaneous.
a. This Second Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
b. Except as herein modified or amended, the provisions, conditions and terms of the Lease will remain unchanged and in full force and effect.
c. Tenant and Landlord each represents to the other that it has not directly dealt with any broker in connection with this Second Amendment (except for Transwestern Commercial Services and CB Richard Ellis) and agrees to indemnify and hold the other harmless from all losses, damages, claims, liens, liabilities, costs and expense (including without limitation reasonable attorney’s fees) arising from any claims or demands of any other broker or brokers or finders for any commission or other compensation alleged to be due such broker or brokers or finders in connection with its participating in the negotiation with Tenant or Landlord, as the case may be, of this Second Amendment. Landlord shall pay any commission due to Transwestern Commercial Services and any other broker working on Landlord’s behalf in connection with this Second Amendment per separate agreement, and Tenant shall pay any commission due to CB Richard Ellis and any other broker working on Tenant’s behalf in connection with this Second Amendment per separate agreement.
d. In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provision of this Second Amendment will govern and control.
e. Submission of this Second Amendment by Landlord is not an offer to enter into this Second Amendment but rather is a solicitation for such an offer by Tenant. Landlord will not be bound by this Second Amendment until Landlord has executed and delivered the same to Tenant.
f. The term “Lease” appearing herein and in the Original Lease shall hereafter mean the Original Lease, as amended, and as further amended by this Second Amendment. Initially capitalized terms not otherwise defined herein have the meanings given them in the Lease.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord, Assignor, and Tenant have executed this Second Amendment as of the day and year Second above written.

ASSIGNOR:		LANDLORD:

VOYAGER LEARNING COMPANY, a Delaware corporation (“Assignor”), formerly known as ProQuest Company		TRANSWESTERN GREAT LAKES, L.P., a Delaware limited partnership
By:	/s/ Todd W. Buchardt Name: Todd W. Buchardt	By:	Transwestern Great Lakes GP, L.L.C., a Maryland limited liability company, its general partner
	Title: General Counsel	By:	Transwestern Investment Company, L.L.C., its authorized agent

By:	/s/ Scott A. Tausk
	Name:	Scott A. Tausk
	Title:	Managing Director

TENANT:

PROQUEST LLC, a Delaware limited liability company

By:	/s/ Larisa Avner Trainor

Name: Larisa Avner Trainor
Title: VP & Asst. Sec

EXHIBIT A
FORM OF LETTER OF CREDIT
See attached form of Letter of Credit

A-1

BANK OF AMERICA — CONFIDENTIAL	PAGE: 1
DATE: __, 2008
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: MVB1622

ISSUING BANK
BANK OF AMERICA, N.A.
1000 W. TEMPLE STREET
7TH FLOOR, CA9-705-07-05
LOS ANGELES, CA 90012-1514

BENEFICIARY	APPLICANT
TRANSWESTERN GREAT LAKES, L.P.	PROQUEST LLC
C/O TRANSWESTBRN INVESTMENT COMPANY	C/O CAMBRIDGE INFORMATION
150 NORTH WACKER DRIVE, SUITE 800	GROUP, INC,
CHICAGO, ILLINOIS 60606	7200 WISCONSIN AVE. SUITE 601

ATTN: OWNER REPRESENTATIVE	BETHESDA, MD 20814
777 EISENHOWER, ANN ARBOR, MI	ATTN:
AMOUNT
NOT EXCEEDING USD 4,500,000.00
NOT EXCEEDING FOUR MILLION FIVE HUNDRED THOUSAND AND 00/100’S US DOLLARS
EXPIRATION
_____ __, 200_ AT OUR COUNTERS
LADIES AND GENTLEMEN:
WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT NO. _______ IN YOUR FAVOR FOR THE ACCOUNT OF PROQUEST LLC, FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE AMOUNT OF FOUR MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($4,500,000.00).
FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE AGAINST PRESENTATION OF THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY AND THE ATTACHED ATTACHMENT A, WITH THE BLANKS APPROPRIATELY COMPLETED.
THIS LETTER OF CREDIT EXPIRES AND IS PAYABLE AT THE OFFICE OF BANK OF AMERICA N.A., 1000 WEST TEMPLE STREET, 7TH FLOOR, MAIL CODE: CA9-705-07-05, LOS ANGELES, CA 90012, ON OR PRIOR TO                                         , OR ANY EXTENDED DATE AS HEREINAFTER PROVIDED FOR (THE “EXPIRATION DATE”).
IT IS A CONDITION OF THIS LETTER OF CREDIT THAT THE EXPIRATION DATE WILL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE EXPIRATION DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL RETURN RECEIPT REQUESTED OR OVERNIGHT COURIER SERVICE TO THE ADDRESS SHOWN ABOVE, THAT WE ELECT NOT TO EXTEND THE
DRAFT

BANK OF AMERICA — CONFIDENTIAL	PAGE: 2
THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: ______
EXPIRATION DATE OF THIS LETTER OF CREDIT. UPON YOUR RECEIPT OF SUCH NOTIFICATION, YOU MAY DRAW AGAINST THIS LETTER OF CREDIT BY PRESENTATION OF THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, AND THE ATTACHED ATTACHMENT B, WITH THE BLANKS APPROPRIATELY COMPLETED.
DRAWINGS PRESENTED BY FAX TO FAX NUMBER 213 457 8841 ARE ACCEPTABLE, CONFIRMED BY A PHONE CALL TO TELEPHONE NUMBER (213)240-6986. IN SUCH EVENT, THE ORIGINAL DOCUMENTS ARE NOT REQUIRED FOR PRESENTATION.
IF THE DRAWINGS IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT ARE PRESENTED PRIOR TO 9:00 A.M., CALIFORNIA TIME, ON A BUSINESS DAY, SHALL BE MADE TO THE ACCOUNT NUMBER OR ADDRESS OF THE BENEFICIARY, IN THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, ON THE NEXT BUSINESS DAY. DRAWING(S) IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT, PRESENTED ON OR AFTER TO 9:00 A.M., CALIFORNIA TIME, ON A BUSINESS DAY, SHALL BE MADE TO THE ACCOUNT NUMBER OR ADDRESS OF THE BENEFICIARY, IN THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, ON THE SECOND BUSINESS DAY.
THIS LETTER OF CREDIT IS TRANSFERABLE. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO OUR RECEIPT OF BENEFICIARY’S INSTRUCTIONS IN THE FORM ATTACHED HERETO AS ATTACHMENT C, WITH YOUR SIGNATURE VERIFIED BY YOUR BANK AND BEARING YOUR BANK’S STAMP, ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND AMENDMENT(S) IF ANY, COSTS OR EXPENSES OF SUCH TRANSFER SHALL BE FOR THE ACCOUNT OF THE APPLICANT.
WE HEREBY ENGAGE WITH YOU THAT DOCUMENTS PRESENTED IN COMPLIANCE WITH THE TERMS AND
CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF PRESENTED TO OUR BANK ON OR
BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT, WHICH IS                     , OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.
PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS ARE PERMITTED.
THIS LETTER OP CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

BANK OF AMERICA N.A.	DRAFT COPY

FOR DISCUSSION AND REVIEW PURPOSES ONLY
BY:	PLEASE SIGNIFY YOUR ACCEPTANCE AND APPROVAL

NAME:	TO ISSUE FORM:
TITLE:

APPLICANT’S AUTHORIZED SIGNATURE (S) (DATE)
DRAFT

Attachment A
Irrevocable Standby Letter of Credit no.
Date:
To: Bank of America N.A.
1000 W. Temple street
7th floor, M/C CA9-705-07-05
Los Angeles, CA 90012
Attn: Standby LC Department
Re: Irrevocable Standby Letter of Credit no.
The undersigned, a duly authorized official of [insert beneficiary’s name] (hereinafter referred to as “Landlord”) hereby certifies that Landlord is entitled to draw upon Irrevocable Standby Letter of Credit no.                      in the amount of $                     (amount in words U.S. Dollars) pursuant to the Lease (the “Lease”) dated __, 2007, as amended, by and between Landlord, and applicant, as Tenant.
Drawn under Irrevocable Standby Letter of Credit no. issued by Bank of America N.A.
Payment of the amount demanded is to be made to the Beneficiary, by wire transfer in immediately available funds in accordance with the following instructions:
[Payment instructions to be inserted]
Beneficiary name

By:

Name:

Title:

Attachment B
Irrevocable Standby Letter of Credit no.,
Date:
To: Bank of America N, A.
1000 W,Temple street
7th floor, M/C CA9-705-07-05
Los Angeles, CA 90012
Attn: Standby LC Department
Re: Irrevocable Standby Letter of Credit no.
The undersigned, a duly authorized official of [insert beneficiary’s name] (hereinafter referred to as “Landlord”) hereby certifies that Landlord is entitled to draw upon Irrevocable Standby Letter of Credit no. in the amount of $__ (amount in words U.S. Dollars) as we have been notified that the Letter of Credit will not be extended and the applicant, has not provided us with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the Lease (the “Lease”) dated                    , 2004, as amended, by and between Landlord and the applicant, as Tenant.
Drawn under Irrevocable Standby Letter of Credit no. issued by Bank of America N.A.
Payment of the amount demanded is to be made to the Beneficiary, by wire transfer in immediately available funds in accordance with the following instructions:
[Payment instructions to be inserted]
Beneficiary name

By:

Name:

Title:

Attachment C
TRANSFER FORM
                                        , 200_
Bank of America N.A.
1000 West Temple Street, 7th Floor
Los Angeles, CA 90012
Mail Code CA9-705-07-05
Re: Irrevocable Standby Letter of Credit No. __
We request you to transfer all of our rights as beneficiary under the Letter of Credit referenced above to the transferee, named below:

Name of Transferee

Address
By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the transferee. The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.
We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.

The signature and title at the right conform with those shown in our files as authorized to sign for the beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this form. The authorization of the Beneficiary’s signature and title on this form also acts to certify that the authorizing financial institution (i) is regulated by a U.S. federal banking agency; (ii) has implemented anti-money laundering policies and procedures that comply with applicable requirements of law, including a Customer Identification Program (CIP) in accordance with Section 325 of the USA PATRIOT Act; (iii) has approved the Beneficiary under its anti-money laundering compliance program; and (iv) acknowledges that Bank of America, N.A. is relying on the foregoing certifications pursuant to 31 C.F.R. Section 103.121 (b)(6).

NAME OF BANK

AUTHORIZED SIGNATURE AND TITLE

PHONE NUMBER

NAME OF TRANSFEROR

NAME OF AUTHORIZED SIGNER AND TITLE

AUTHORIZED SIGNATURE